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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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INHALE THERAPEUTIC SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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[INHALE LOGO]

INHALE THERAPEUTIC SYSTEMS, INC.
150 Industrial Road
San Carlos, CA 94070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2002

TO THE STOCKHOLDERS OF INHALE THERAPEUTIC SYSTEMS, INC.:

        You are cordially invited to attend the annual meeting of stockholders of Inhale Therapeutic Systems, Inc., a Delaware corporation. The meeting will be held on Tuesday, June 25, 2002 at 10:00 a.m. local time at our executive office located at 150 Industrial Road, San Carlos, California for the following purposes:

  1.
  To elect two directors to hold office until the 2005 annual meeting of stockholders.

  2.
  To approve our Employee Stock Purchase Plan, as amended and restated, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 500,000 shares.

  3.
  To ratify the selection of Ernst & Young LLP as our independent auditors for fiscal year ending December 31, 2002.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the proxy statement accompanying this notice.

        The record date for the annual meeting is April 30, 2002. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

                      By Order of the Board of Directors

                      Douglas H. Altschuler
                       Secretary

San Carlos, California
May 15, 2002

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

INHALE THERAPEUTIC SYSTEMS, INC.
150 Industrial Road
San Carlos, CA 94070

PROXY STATEMENT
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2002

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

        We sent you this proxy statement and the enclosed proxy card because the board of directors of Inhale Therapeutic Systems, Inc. is soliciting your proxy to vote at its 2002 annual meeting of stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

        We intend to mail this proxy statement and accompanying proxy card on or about May 17, 2002 to all stockholders of record entitled to vote at the annual meeting.

WHO CAN VOTE AT THE ANNUAL MEETING?

        Only stockholders of record at the close of business on April 30, 2002 will be entitled to vote at the annual meeting. On this record date, there were 55,199,484 shares of common stock outstanding and entitled to vote.

  Stockholder of record: shares registered in your name

        If on April 30, 2002, your shares were registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

  Beneficial owner: shares registered in the name of a broker or bank

        If on April 30, 2002, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

WHAT AM I VOTING ON?

        There are three matters scheduled for a vote:

  1.
  The election of two directors;

  2.
  An increase in the number of shares of common stock authorized for issuance under our Employee Stock Purchase Plan, as amended and restated; and

  3.
  The ratification of Ernst & Young LLP as our independent auditors for fiscal year ending December 31, 2002.

HOW DO I VOTE?

        For the first matter, you may either vote "For" all the nominees to the board of directors or you may abstain from voting for any nominee you specify. For the other two matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of record: shares registered in your name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial owner: shares registered in the name of broker or bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

HOW MANY VOTES DO I HAVE?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 30, 2002.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of both nominees for director, "For" the increase in the number of shares of common stock authorized for issuance under our Employee Stock Purchase Plan, as amended and restated, and "For" the ratification of Ernst & Young LLP as our independent auditors for fiscal year ending December 31, 2002. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to our Secretary at 150 Industrial Road, San Carlos, California 94070.

  •
  You may attend the annual meeting and, if permitted to do so, vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 17, 2003, to our Secretary at 150 Industrial Road, San Carlos, California 94070. If you wish to submit a proposal that is not to be included in next year's proxy materials, you must do so no earlier than the close of business on March 27, 2003 and no later than the close of business on April 26, 2003.

HOW ARE VOTES COUNTED?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes ("broker non-vote" refers to a proposal for which a broker or bank holding shares in street name, i.e., as nominees for the beneficial owner, returns an executed proxy or voting directions indicating that the broker or bank does not have discretionary authority to vote on a proposal). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes, except for Proposal 1. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

  •
  For Proposal 1, the election of directors, the two nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

  •
  To be approved, Proposal 2, the increase of the aggregate number of shares of common stock authorized for issuance under our Employee Stock Purchase Plan, as amended and restated, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal 3, the ratification of Ernst & Young LLP as our independent auditors for fiscal year ending December 31, 2002, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

WHAT IS THE QUORUM REQUIREMENT?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 55,199,484 shares outstanding and entitled to vote.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

        Our board of directors presently has eight members. There are two directors in the class whose term of office expires in 2002: Ajit S. Gill and Melvin Perelman, Ph.D. Each of these nominees for election to this class is currently a director who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2005 annual meeting and until his successor is elected and has qualified, or until the director's death, resignation or removal.

        The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

Ajit S. Gill

        Ajit S. Gill, age 54, has served as our Chief Executive Officer since April 2000, as President since April 1999, and as a director since April 1998. Mr. Gill served as Co-Chief Executive Officer from August 1998 to April 2000. Mr. Gill served as our Chief Operating Officer from October 1996 to August 1998 and Chief Financial Officer from January 1993 to October 1996. Before joining us, Mr. Gill was Vice President and General Manager of Kodak's Interactive Systems division. Mr. Gill has served as Chief Financial Officer for TRW-Fujitsu, Director of Business Development for Visicorp, and as President for three high technology start-up companies. He completed a B. Tech at the Indian Institute of Technology, an M.S. in Electrical Engineering from the University of Nebraska, and holds an M.B.A. from the University of Western Ontario. Mr. Gill is also a director of PharmQuest Corporation, a private software company.

MELVIN PERELMAN, PH.D.

        Melvin Perelman, Ph.D., age 71, has served as our director since January 1996. Dr. Perelman spent 36 years at Eli Lilly & Company, most recently as Executive Vice-President and President of Lilly Research Laboratories, a position which he held from 1986 until his retirement in 1993. Dr. Perelman served as President of Lilly International from 1976 until 1986. He was a member of the board of directors of Lilly from 1976 until 1993. Dr. Perelman holds a B.S. in chemistry from Northwestern University and a Ph.D. in organic chemistry from Rice University. Dr. Perelman is a member of the board of directors of Immusol, Inc., a biopharmaceutical company, and The Immune Response Corporation, a biotechnology company.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

  Robert B. Chess

        Robert B. Chess, age 45, has served as Executive Chairman of our board since April 1999, and as a director since May 1992. Mr. Chess served as Co-Chief Executive Officer from August 1998 to April 2000, as President from December 1991 to August 1998, and as Chief Executive Officer from May 1992 to September 1998. From September 1990 until October 1991, he was an Associate Deputy Director in the White House Office of Policy Development. In March 1987, Mr. Chess co-founded Penederm Incorporated, a topical dermatological drug delivery company, and served as its President until February 1989. Prior to co-founding Penederm, Mr. Chess held management positions at Intel Corp., a semiconductor manufacturer, and Metaphor, a computer software company (acquired by International Business Machines Corp.). Mr. Chess holds a B.S. in Engineering from the California Institute of Technology and an M.B.A. from the Harvard Business School. Mr. Chess is a director of Pharsight Corp., a software company, Biotechnology Industry Organization, a trade organization serving and representing the emerging biotechnology industry and ChemGenex, Inc., a cancer therapeutics company.

  James B. Glavin

        James B. Glavin, age 66, has served as our director since May 1993. Mr. Glavin is Chairman of the board of The Immune Response Corporation, a biotechnology company. He was President and Chief Executive Officer of The Immune Response Corporation from 1987 until September 1994. From 1987 to 1990, Mr. Glavin served as Chairman of the board of Smith Laboratories, Inc., and served as President and Chief Executive Officer from 1985 to 1989. From 1985 to 1987, he was a partner in CH Ventures, a venture capital firm. From 1983 to 1985, he served as Chairman of the board of Genetic Systems Corporation, a biotechnology firm, and as its President and Chief Executive Officer from 1981 to 1983. Mr. Glavin holds a B.S. from Holy Cross College and an M.B.A. from Harvard Business School. Mr. Glavin is a director of The Meridian Funds, a mutual fund company, and AVANIR Pharmaceuticals, a company engaged in research, development, commercialization, licensing and sales of innovative drug products and antibody generation services.

  Roy A. Whitfield

        Roy A. Whitfield, age 48, has served as our director since August 2000. Mr. Whitfield is Chairman of the board of Incyte Genomics, Inc., a genomic information company that he co-founded in 1991. From June 1993 to November 2001, Mr. Whitfield served as its Chief Executive Officer. He also served as President of Incyte Genomics from June 1991 until January 1997 and as Treasurer from April 1991 until October 1995. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group's international consulting practice. Mr. Whitfield received a B.S. in mathematics from Oxford University and an M.B.A. from Stanford University. Mr. Whitfield also serves as a director of the Biotechnology Industry Organization, a trade organization serving and representing the emerging biotechnology industry.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

  John S. Patton, Ph.D.

        John S. Patton, Ph.D., age 55, our co-founder, has served as Chief Scientific Officer since November 2001 and as a director since July 1990. Dr. Patton served as Vice President, Research from December 1991 to November 2001. He served as our President from incorporation in July 1990 to December 1991. From 1985 to 1990, Dr. Patton was a Project Team Leader with Genentech, Inc., a biotechnology company, where he headed their non-invasive drug delivery activities. Dr. Patton was on the faculty of the Marine Science and Microbiology Departments at the University of Georgia from 1979 through 1985, where he was granted tenure in 1984. Dr. Patton received a B.S. in Zoology and Biochemistry from Pennsylvania State University, an M.S. from the University of Rhode Island, a Ph.D. in Biology from the University of California, San Diego and received post doctorate fellowships from Harvard Medical School and the University of Lund, Sweden, both in biomedicine. Dr. Patton is also a director of David Pharmaceuticals, Inc., a biopharmaceutical company.

  Irwin Lerner

        Irwin Lerner, age 71, has served as our director since April 1999. Mr. Lerner served as Chairman of the board and the Executive Committee of Hoffmann-La Roche Inc., a pharmaceutical and health care company, from January 1993 until his retirement in September 1993, and from 1980 through December 1992, also served as its President and Chief Executive Officer. Since September 1995, Mr. Lerner has served on the board of Medarex Inc., a monoclonal antibodies products company, and became Chairman of the board in May 1997. He served for 12 years on the board of the Pharmaceutical Manufacturers' Association where he chaired the Association's FDA Issues Committee. Mr. Lerner received a B.S. and an M.B.A. from Rutgers University. He is currently a Distinguished Executive-in-Residence at Rutgers University Graduate School of Management. Mr. Lerner is also a director of Humana Inc., a health care company, Covance Inc., drug development services company, V.I. Technologies, Inc., a blood products company, Medarex, Inc. and Reliant Pharmaceuticals LLC, a pharmaceutical company.

  Christopher A. Kuebler

        Christopher A. Kuebler, age 48, has served as our director since December 2001. Mr. Kuebler is Chairman of the board of Covance Inc., a drug development services company, and from November 1994 to present, has served as its President and Chief Executive Officer. From March 1993 through November 1994, he was the Corporate Vice President, European Operations for Abbott Laboratories Inc., a diversified health care company. From January 1986 until March 1993, Mr. Kuebler served in various commercial positions for Abbott Laboratories' Pharmaceutical Division and was that Division's Vice President, Sales and Marketing prior to taking the position of Vice President European Operations. Mr. Kuebler holds a B.S. in Biological Science from Florida State University.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2001, our board held seven meetings and acted by unanimous written consent five times. Our board has an audit committee, a compensation committee and a nominating committee.

        Our audit committee meets with our independent auditors at least annually to review the results of the annual audit and discuss the financial statements; to recommend to our board the independent auditors to be retained; and to receive and consider the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. Our audit committee is currently composed of three non-employee directors: Mr. Kuebler, Dr. Perelman and Mr. Whitfield (the board appointed Mr. Whitfield on June 1, 2001 and Mr. Kuebler on December 13, 2001; Mr. Glavin resigned from the audit committee on December 13, 2001). All members of the audit committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). Our audit committee met five times during the fiscal year ended December 31, 2001. Our board approved the audit committee charter on June 6, 2000, and the charter was attached to last year's proxy statement as Appendix I.

        Our compensation committee makes recommendations to our board concerning salaries and incentive compensation, awards and stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the board may delegate. Our compensation committee is currently composed of two non-employee directors: Messrs. Glavin and Lerner. Our compensation committee met four times during the fiscal year ended December 31, 2001.

        Our nominating committee was formed in April 2001 and is comprised of two non-employee directors: Messrs. Lerner and Whitfield. Our nominating committee interviews, evaluates, nominates and recommends individuals for membership on our board and committees thereof. No procedure has been established for the consideration of nominees recommended by stockholders. Our nominating committee met once during the fiscal year ended December 31, 2001.

        During the fiscal year ended December 31, 2001, each board member attended 75% or more of the meetings of the board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

PROPOSAL 2

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

        In February 1994, our board adopted, and our stockholders subsequently approved, our Employee Stock Purchase Plan (the "Purchase Plan"). In May 2002, our board amended and restated the Purchase Plan, and, subject to stockholder approval, amended the Purchase Plan to increase the number of shares of common stock authorized for issuance under the Purchase Plan from a total of 300,000 shares to a total of 800,000 shares. Our board adopted this amendment in order to ensure that we grant purchase rights at levels determined appropriate by the board.

        Since the Purchase Plan's adoption, we have not made any offerings and our employees have not purchased any shares of common stock under the Purchase Plan. As of December 31, 2001, 300,000 shares of common stock are available for future grant under the Purchase Plan.

        Stockholders are requested in this Proposal 2 to approve the amendment and restatement to the Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL 2.

        The essential features of the Purchase Plan, as amended and restated, are outlined below:

PURPOSE

        The purpose of the Purchase Plan is to provide a means by which our employees (and employees of any of our subsidiaries designated by the board to participate in the Purchase Plan) may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. All of our employees are eligible to participate in the Purchase Plan.

        The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

        The board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our subsidiaries will be eligible to participate in the Purchase Plan.

        The board has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the board. As used herein with respect to the Purchase Plan, the "board" refers to any committee the board appoints and to the board.

STOCK SUBJECT TO PURCHASE PLAN

        Subject to this proposal, an aggregate of 800,000 shares of common stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

OFFERINGS

        The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the board. The maximum length for an offering under the Purchase Plan is twenty-seven months. Currently, under the Purchase Plan, each offering is twenty-four months long and is divided into four shorter "purchase periods" approximately six months long.

ELIGIBILITY

        Any person who is customarily employed at least twenty hours per week and five months per calendar year by us (or by any of our parent or subsidiary designated by the board) on the first day of an offering is eligible to participate in that offering, provided that such employee has been continuously employed by us or the designated parent or subsidiary corporation for at least six months preceding the first day of the offering. Officers who are "highly compensated" as defined in the Code may be eligible to participate in the Purchase Plan.

        However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all of our employee stock purchase plans and any of our parent and subsidiary corporations in any calendar year.

PARTICIPATION IN THE PURCHASE PLAN

        Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the offering.

PURCHASE PRICE

        The purchase price per share at which shares of common stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the applicable purchase dates.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

        The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the board provides in the offering. A participant may increase or decrease such payroll deductions after the beginning of the offering as the Board provides in the offering. Further, in the case of an employee who first becomes eligible to participate as of a date specified during the offering, such employee may make payroll deductions after the beginning of the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make additional payments into such account.

PURCHASE OF STOCK

        Upon execution of an agreement to participate in the Purchase Plan by an employee, shares of common stock are automatically purchased on the employee's behalf under the Purchase Plan. In connection with offerings made under the Purchase Plan, the board specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See "Withdrawal" below.

WITHDRAWAL

        While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering.

        Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

        Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

        Rights granted under the Purchase Plan are not transferable, other than by will or the laws of descent and distribution or by a beneficiary designated by the employee in the event of the employee's death, and may be exercised only by the person to whom such rights are granted.

ADJUSTMENT PROVISIONS

        Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us, may change the type(s), class(es) and number of shares of common stock subject to the Purchase Plan and to outstanding purchase rights. In that event, the Purchase Plan will be appropriately adjusted in the type(s), class(es) and maximum number of shares subject to the Purchase Plan and the outstanding purchase rights granted under the Purchase Plan will be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such purchase rights.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

        In the event of (i) the sale, lease, license or other disposition of all or substantially all of our assets, (ii) the sale or other disposition of at least 90% of our outstanding securities, (iii) the merger, consolidation or similar transactions following which we are not the surviving corporation or (iv) the merger, consolidation or similar transactions following which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger, consolidation or similar transactions are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property (collectively, "corporate transaction"), any surviving or acquiring corporation may continue or assume rights outstanding under the Purchase Plan or may substitute similar rights. If any surviving or acquiring corporation does not continue or assume such rights or substitute similar rights, then the participants' accumulated payroll deductions will be used to purchase shares of common stock within ten days prior to the corporate transaction under the ongoing offering and the participants' rights under the ongoing offering will terminate immediately after such purchase.

DURATION, AMENDMENT AND TERMINATION

        The board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate at the time that all of the shares of common stock reserved for issuance under the Purchase Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Purchase Plan.

        The board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders if the amendment is necessary for the Purchase Plan to satisfy Section 423 of the Code or other applicable laws and regulations

        Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

FEDERAL INCOME TAX INFORMATION

        Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

        A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

        If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, long-term capital gain generally is subject to lower tax rates than ordinary income and short-term capital gain.

        If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

        There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2001.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,752,537	$16.7233	1,810,685	(1)
Equity compensation plans not approved by security holders	9,133,845	$25.1427	1,487,252	(2)
Total	13,886,382	$22.2612	2,997,937	(2)

(1)
Includes 300,000 shares reserved under our Purchase Plan.

(2)
Does not include options to purchase 82,283 shares we assumed in connection with the acquisition of Bradford Particle Design Ltd. (with a weighted-average exercise price of $7.35) and options to purchase 887,343 shares we assumed in connection with the acquisition of Shearwater Corporation (with a weighted-average exercise price of $0.0324).

        Our 2000 Non-Officer Equity Incentive Plan, in effect as of December 31, 2001, was adopted without the approval of our security holders. The essential features of the 2000 Non-Officer Equity Incentive Plan are outlined below.

2000 NON-OFFICER EQUITY INCENTIVE PLAN

GENERAL

        Our 2000 Non-Officer Equity Incentive Plan (the "Non-Officer Plan") provides for the grant of nonstatutory stock options, stock bonuses and restricted stock purchase awards. Nonstatutory stock options granted under the Non-Officer Plan are not intended to qualify as incentive stock options under the Code. To date, we have granted only stock options under the Non-Officer Plan. An aggregate of 11,250,000 shares of common stock are reserved for issuance under the Non-Officer Plan.

PURPOSE

        The board adopted the Non-Officer Plan to provide a means by which our and our affiliates' employees and consultants who are not officers and directors may be given an opportunity to purchase our stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success and our affiliates' success.

ADMINISTRATION

        The board administers the Non-Officer Plan. Subject to the provisions of the Non-Officer Plan, the board has the power to construe and interpret the Non-Officer Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

        The board has the power, which it has not yet exercised, to delegate administration of the Non-Officer Plan to a committee composed of not fewer than one member of the board. As used herein with respect to the Non-Officer Plan, the "board" refers to any committee the board appoints as well as to the board itself.

STOCK SUBJECT TO THE NON-OFFICER PLAN

        An aggregate of 11,250,000 shares of common stock is reserved for issuance under the Non-Officer Plan. If awards granted under the Non-Officer Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Non-Officer Plan. If we reacquire unvested stock issued under the Non-Officer Plan, the reacquired stock will again become available for reissuance under the Non-Officer Plan for awards.

ELIGIBILITY

        Our employees and consultants, and our affiliates' employees and consultants, who are neither officers nor directors, are eligible to receive awards under the Non-Officer Plan.

TERMS OF AWARDS

        Exercise Price; Payment.    The exercise price of options and purchase price of restricted stock purchase awards are determined by the board. Stock bonuses may be awarded in consideration for past services actually rendered to us or any of our affiliates.

        The exercise price of options granted under the Non-Officer Plan must be paid either (i) in cash at the time the option is exercised, or (ii) or at the discretion of the board at the time of the grant by delivery to us of our common stock, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the board. The purchase price of restricted stock purchase awards granted under the Non-Officer Plan must be paid (i) in cash at the time of purchase, (ii) at the discretion of the board, according to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the board.

        Vesting.    Awards granted by the board under the Non-Officer Plan may become exercisable or released from our repurchase option in cumulative increments as determined by the board. The board has the power to accelerate the time at which an award may vest or be exercised. In addition, options granted under the Non-Officer Plan may include an early exercise provision to permit exercise prior to vesting, but the unvested portion may be subject to our repurchase option or to any other restriction determined by the board as appropriate.

        Term.    The term of options granted under the Non-Officer Plan shall be determined by the board in its sole discretion. Options granted under the Non-Officer Plan generally terminate three months after termination of the holder's continuous service with us unless (i) such termination is due to the holder's permanent and total disability, in which case the Non-Officer Plan provides that the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination or the expiration of the term of the option as set forth in the option agreement; (ii) the holder dies before the holder's service has terminated or within a certain time period following termination of service, in which case the Non-Officer Plan provides that the option may be exercised in full within 18 months following death; or (iii) the option by its terms specifically provides otherwise. A holder may designate a beneficiary who may exercise the option following the holder's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

        The option term generally is extended in the event that exercise of the option within these periods is prohibited. A holder's option agreement may provide that if the exercise of the option following the termination of the holder's service would result in liability under the Securities Act of 1933, as amended

(the "1933 Act"), then the option shall terminate on the expiration of three months after the termination of the holder's service during which the exercise of the option would not be in violation of such registration requirements.

RESTRICTIONS ON TRANSFER

        Options may be transferable to the extent provided in the option agreement. If the option does not provide for transferability, then the option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the holder only by the holder. The holder may designate a third party to exercise the option in the event of the death of the holder. Stock awards may be transferable only upon such terms and conditions as set forth in the stock award agreement, so long as such stock awarded remain subject to the agreement.

ADJUSTMENT PROVISIONS

        Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transactions not involving the receipt of consideration by us, may change the type(s), class(es) and number of shares of common stock subject to the Non-Officer Plan and outstanding awards. In that event, the Non-Officer Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Non-Officer Plan, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

        In the event of (i) the sale, lease or other disposition of all or substantially all of our assets, (ii) a merger or consolidation in which we are not the surviving corporation or (iii) a reverse merger in which we are the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (collectively, "corporate transaction"), then any surviving or acquiring corporation shall assume awards outstanding under the Non-Officer Plan or shall substitute similar awards. If any surviving or acquiring corporation does not assume such awards or to substitute similar awards, then with respect to awards held by holders whose service with us or an affiliate of ours has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

        The Non-Officer Plan also provides that, in the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of our securities representing at least fifty percent of the combined voting power entitled to vote in the election of directors and provided that such acquisition is not as a result of, and does not constitute, a corporate transaction, then with respect to stock awards held by holder whose service with us has not terminated, the vesting of such awards (and, if applicable, the time during which such stock awards may be exercised) shall be accelerated in full.

        The acceleration of an award in the event of an acquisition, corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain our control.

DURATION, AMENDMENT AND TERMINATION

        The board may suspend or terminate the Non-Officer Plan without stockholder approval or ratification at any time or from time to time.

FEDERAL INCOME TAX INFORMATION

        Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.    Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Non-Officer Plan generally have the following federal income tax consequences.

        There are no tax consequences to the holder or us by reason of the grant. Upon acquisition of the stock, the holder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the holder.

        Upon disposition of the stock, the holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The board has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1990. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, our board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee and the board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and our stockholders' best interests.

        AUDIT FEES.    During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for the audit of our financial statements for such fiscal year and for the review of our interim financial statements was $231,000.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.    During the fiscal year ended December 31, 2001, there were no fees billed by Ernst & Young LLP for information technology consulting.

        ALL OTHER FEES.    During fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $868,000. Of the $868,000, $684,000 was related to services associated with fees for pension audits, business acquisitions, accounting consultations and Securities and Exchange Commission ("SEC") registration statements and $184,000 was related to tax services.

        The audit committee has determined the rendering of the information technology consulting fees and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of April 30, 2002 (except as otherwise indicated in footnotes) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Owner(1)
Beneficial Ownership(1)	Number of Shares	Percent of Total(2)
OppenheimerFunds, Inc.(3)	6,000,000	10.9%
Delaware Management Holdings, Inc.(4)	4,445,319	8.0%
Massachusetts Financial Services Company (5)	3,229,950	5.9%
Robert B. Chess(6)	838,514	1.5%
Ajit S. Gill(7)	756,799	1.4%
John S. Patton, Ph.D.(8)	709,715	1.3%
Brigid A. Makes(9)	95,251	*
Melvin Perelman, Ph.D.(10)	80,000	*
James B. Glavin(10)	74,600	*
Stephen L. Hurst(11)	74,466	*
Irwin Lerner(10)	50,000	*
Roy A. Whitfield(10)	36,666	*
Christopher A. Kuebler(10)	4,999	*
Douglas H. Altschuler	—	*
All executive officers and directors as a group (11 persons)(12)	2,721,010	4.8%

*
Denotes ownership percentage less than 1%

(1)
This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

(2)
Applicable percentages are based on 55,199,484 shares of common stock outstanding as of April 30, 2002, adjusted as required by rules promulgated by the SEC.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 8, 2002 by OppenheimerFunds Inc., a registered investment adviser. OppenheimerFunds Inc. is the parent holding company of Oppenheimer Global Growth & Income Fund, an investment company registered under section 8 of the Investment Company Act of 1940. OppenheimerFunds Inc. has sole voting and dispositive power over none of the shares and shared dispositive power over 6,000,000 of the shares. Oppenheimer Global Growth & Income Fund has sole voting power over 6,000,000 of the shares and shared dispositive power over 6,000,000 of the shares. OppenheimerFunds Inc., Oppenheimer Global Growth & Income Fund and their principal shareholders disclaim any beneficial interest in the shares. OppenheimerFunds, Inc. is located at 498 Seventh Avenue, New York, New York 10018.

(4)
Based solely on a Schedule 13G filed with the SEC on February 7, 2002 and on information obtained from Delaware Management Holdings, Inc. on March 14, 2002. Delaware Management Holdings, Inc. has sole voting power over 4,425,732 of the shares and has sole dispositive power over 4,433,019 of the shares and shared dispositive power over 12,300 of the shares. Delaware

  Management Holdings, Inc. expressly disclaims beneficial ownership of such shares. Delaware Management Holdings, Inc. is located at 2005 Market Street, Philadelphia, Pennsylvania 19103.

(5)
Based solely on a Schedule 13G filed with the SEC on February 12, 2002 and on information obtained from Massachusetts Financial Services Company, a registered investment advisor, on March 14, 2002. Massachusetts Financial Services Company has sole voting power over 2,757,530 of the shares and has sole dispositive power over 3,229,950 of the shares. Massachusetts Financial Services Company expressly disclaims beneficial ownership of such shares. Massachusetts Financial Services Company is located at 500 Boylston Street, Boston, Massachusetts 02116.

(6)
Includes 504,968 shares issuable upon exercise of options exercisable within 60 days of April 30, 2002. Also includes 2,126 shares issued pursuant to our 401(k) Retirement Plan.

(7)
Includes 26,100 shares held by Ajit S. Gill & Ann C. Gill, Trustees, under an agreement dated October 14, 1998 FBO Ajit S. Gill & Ann C. Gill ("Gill Trust"). Mr. Gill and his wife, Ann C. Gill, are sole trustees of the Gill Trust. Mr. Gill and his wife, each acting alone, have the power to vote and dispose of such shares. Also includes 666,653 shares issuable upon exercise of options exercisable within 60 days of April 30, 2002. Also includes 2,090 shares issued pursuant to our 401(k) Retirement Plan.

(8)
Includes 510,954 shares held by John S. Patton & Jamie S. Patton, Trustees, under the July 2, 1997 Patton Revocable Trust ("Patton Trust"). Dr. Patton and his wife, Jamie S. Patton, are sole trustees of the Patton Trust. Dr. Patton and his wife, each acting alone, have the power to vote and dispose of such shares. Includes 6,342 shares held by three children of Dr. Patton as to which shares Dr. Patton disclaims beneficial ownership. Also includes 191,664 shares issuable upon exercise of options exercisable within 60 days of April 30, 2002. Also includes 755 shares issued pursuant to our 401(k) Retirement Plan.

(9)
Includes 89,665 shares issuable upon exercise of options exercisable within 60 days of April 30, 2002. Also includes 586 shares issued pursuant to our 401(k) Retirement Plan.

(10)
All shares issuable upon exercise of options exercisable within 60 days of April 30, 2002.

(11)
Includes 61,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2002. Also includes 466 shares issued pursuant to our 401(k) Retirement Plan.

(12)
Includes 26,100 shares held by the Gill Trust, as described in footnote 7. Includes 510,954 shares held by the Patton Trust and an aggregate of 6,342 shares held by Dr. Patton's children, as described in footnote 8. Also includes an aggregate of 1,760,715 shares issuable upon exercise of outstanding options exercisable within 60 days of April 30, 2002 (see footnotes 6 through 11). Also includes an aggregate of 6,023 shares issued pursuant to our 401(k) Retirement Plan (see footnotes 6, 7, 8, 9 and 11).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to our officers, directors and principal stockholders were complied with, except that: (i) one Form 4 statement of change of beneficial ownership covering the exercise of options to purchase an aggregate of 11,334 shares of common stock was not filed by Mr. Hurst; a Form 4 covering the sale of these shares was filed timely and an amended Form 4 covering the exercise of the options was filed; (ii) one Form 4 statement of change of beneficial ownership covering the exercise of options to purchase an aggregate of and sale of 16,865 shares of common stock was not filed by Mr. Hurst; a Form 5 covering the sale of these shares was filed on February 14, 2002 and an amended Form 5 covering the exercise of the options was filed; and (iii) one Form 4 statement of change of beneficial ownership covering the exercise of an option to purchase an aggregate of 116,956 shares of the common stock was filed late by Dr. Patton.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Each of our non-employee director receives an annual retainer of $15,000. In the fiscal year ended December 31, 2001, the total cash compensation paid to non-employee directors for service as directors was $60,000. The members of the board are also eligible for reimbursement for their expenses incurred in connection with attendance at board meetings in accordance with our policy.

        Upon their election and reelection, to the extent available under our 1994 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"), each member of our board who is not an employee is automatically granted under our Non-Employee Directors' Plan without the board's or the stockholders' further action, an option to purchase 30,000 shares of our common stock for each three-year term to which he is elected. The non-employee directors who began with a one or a two-year term when we first instituted the staggered board or who are appointed to the board mid-term were granted 10,000 and 20,000 shares of common stock, respectively. Vesting is annually over the period of the term being served (in the event a non-employee director resigns during the year, our practice has been to vest the options monthly based on such director's actual service). Only non-employee directors are eligible to receive options under the Non-Employee Directors' Plan. Options granted under the Non-Employee Directors' Plan are intended not to qualify as incentive stock options under the Code. The exercise price of options granted under the Non-Employee Directors' Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant. Option grants under the Non-Employee Directors' Plan are non-discretionary. The term of options granted under the Non-Employee Directors' Plan is ten years. In the event of a merger with or into another corporation or a consolidation in which we are the surviving corporation, with the outstanding shares of our common stock immediately preceding the merger being converted by virtue of the merger into other property, or any other capital reorganization in which 50% of our shares entitled to vote are exchanged, the vesting of each option will accelerate in full and the option will terminate if not exercised prior to the consummation of the transaction. To the extent shares have been unavailable under the Non-Employee Directors' Plan, our practice has been to make grants in the amounts to which such directors would otherwise be entitled under our 2000 Equity Incentive Plan. Non-employee directors are also eligible for discretionary grants of options under our 2000 Equity Incentive Plan.

        Options to purchase an aggregate of 480,200 shares of common stock have been granted to current non-employee directors under the Non-Employee Directors' Plan and the 2000 Equity Incentive Plan as of March 31, 2002, of which options to purchase 150,600 shares have been exercised. Options to purchase an aggregate of 3,857,292 shares of common stock have been granted to directors who are our employees as of March 31, 2002, of which options to purchase 1,468,245 shares have been exercised as of March 31, 2002.

        On November 15, 2000, Mr. Gabrielson, a former director, exercised options to purchase 3,333 shares of our common stock pursuant to a grant he received on June 6, 2000. On April 1, 1999, Mr. Lerner entered into a consulting agreement with us. Please see "Certain Relationships and Related Transactions" for further detail on this arrangement.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows for the fiscal years ended December 31, 2001, 2000 and 1999, respectively, compensation awarded or paid to, or earned by, our Chief Executive Officer and other executive officers at December 31, 2001 (the "Named Executive Officers"(1)).

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options/SARs (#)	All Other Compensation ($)(2)
Ajit S. Gill Chief Executive Officer, President and Director	2001 2000 1999	422,100 387,788 248,013	201,135 746,546 113,249	(3)	— — —		370,000 350,000 100,000	6,066 6,066 6,452
Robert B. Chess(4) Executive Chairman	2001 2000 1999	254,138 251,250 248,013	121,270 668,945 113,249	(3)	— — —		222,000 326,666 100,000	5,520 5,520 6,005
John S. Patton Founder, Chief Scientific Officer and Director	2001 2000 1999	222,833 209,271 190,774	90,125 92,369 76,518		— — —		14,000 19,600 28,000	6,906 1,659 6,117
Brigid A. Makes(5) Vice President, Finance & Administration, Chief Financial Officer and Assistant Secretary	2001 2000 1999	219,313 205,750 87,739	68,911 70,636 30,000		24,000 950 11,707	(6) (6) (6)	49,800 19,600 140,000	5,730 5,730 175
Douglas H. Altschuler(7) Vice President, General Counsel and Secretary	2001 2000 1999	61,894 — —	25,000 — —		— — —		100,000 — —	158 — —
Stephen L. Hurst Vice President, Human Resources	2001 2000 1999	129,050 171,863 179,316	54,234 96,044 57,605		— — —		7,000 79,600 21,602	4,498 3,427 1,186

(1)
The Named Executive Officers include all of our executive officers.

(2)
Amounts include perquisites consisting of one or more of the following: (i) life insurance premiums paid by us; (ii) reimbursement for computer equipment used for company business; (iii) entertainment gifts associated with company business; and (iv) matching payments under our 401(k) plan.

(3)
Includes a stock bonus of 20,000 fully vested shares of common stock granted to each of Messrs. Gill and Chess pursuant to the 2000 Equity Incentive Plan on April 19, 2000, each grant had a fair market value of $550,000 on the date of grant.

(4)
Mr. Chess resigned as Co-Chief Executive Officer on April 19, 2000. For the fiscal year ended December 31, 2000, Mr. Chess received compensation for his services as Co-Chief Executive Officer in the amount of $67,645, reflecting payment for his services as Co-Chief Executive Officer through April 19, 2000. He continues to serve as Executive Chairman of the board and received a base salary of $183,605 in 2000.

(5)
Ms. Makes became an executive officer on June 28, 1999. Her annualized base salary in 1999 was $200,250.

(6)
Includes payments made to Ms. Makes in 2001, 2000 and 1999 for the reimbursement of expenses in connection with Ms. Makes's relocation.

(7)
Mr. Altschuler became an executive officer on November 19, 2001. His annualized base salary in 2001 was $307,500.

STOCK OPTION GRANTS AND EXERCISES

        We grant options to our executive officers under our 2000 Equity Incentive Plan. As of March 31, 2002, (i) options to purchase a total of 9,777,050 shares had been granted under the 2000 Equity Incentive Plan and options to purchase 1,436,114 shares remained available for grant thereunder; (ii) options to purchase a total of 385,400 shares had been granted under the Non-Employee Directors' Plan and options to purchase 14,600 shares remained available for grant thereunder; and (iii) options to purchase a total of 11,220,046 shares had been granted under the Non-Officer Plan and options to purchase 2,373,298 shares remained available for grant thereunder.

        The following tables show for the fiscal year ended December 31, 2001 certain information regarding options granted to, exercised by, and held at year-end by the Named Executive Officers:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/SARs Granted to Employees in Fiscal Year(1)
				Exercise Or Base Price ($/Sh)	Expiration Date
Name						5% ($)	10% ($)
Ajit S. Gill	370,000	(3)	6.93%	27.8750	2/21/11	6,486,262	16,437,461
Robert B. Chess	222,000	(4)	4.16%	27.8750	2/21/11	3,891,757	9,862,477
John S. Patton	14,000	(5)	0.26%	27.8750	2/21/11	245,426	621,958
Brigid A. Makes	49,800	(6)	0.93%	27.8750	2/21/11	873,016	2,212,393
Douglas H. Altschuler	100,000	(7)	1.87%	12.4000	9/18/11	779,829	1,976,241
Stephen L. Hurst	7,000	(8)	0.13%	27.8750	2/21/11	122,713	310,979

(1)
Based on an aggregate of 5,335,451 options granted to employees in 2001, including the Named Executive Officers.

(2)
The potential realizable value is based on the term of the option at the time of grant (ten years). Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the SEC. The potential realizable value is calculated by assuming that the market price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(3)
Options for 70,000 shares vest monthly over one year commencing in May 2005. Options for 300,000 shares vest monthly over five years commencing in February 2001.

(4)
Options for 42,000 shares vest monthly over one year commencing in November 2005. Options for 180,000 shares vest monthly over five years commencing in February 2001.

(5)
Options for 14,000 shares vest monthly over one year commencing in April 2005.

(6)
Options for 9,800 shares vest monthly over one year commencing in June 2005. Options for 40,000 shares vest monthly over five years commencing in February 2001.

(7)
Options for 70,000 shares vest 1/5th on September 18, 2002 and monthly over four years thereafter. Options for 30,000 shares vest 1/5th on September 18, 2002 and monthly over four years thereafter.

(8)
Options for 7,000 shares vest monthly over one year commencing in March 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
AND FY-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ajit S. Gill	—	—	560,570	622,030	3,712,275	532,331
Robert B. Chess	—	—	411,901	488,346	2,363,662	691,623
John S. Patton	116,956	1,525,632	168,798	137,402	1,601,350	483,893
Brigid A. Makes	5,000	89,000	71,665	132,735	295,745	318,505
Douglas H. Altschuler	—	—	—	100,000	—	615,000
Stephen L. Hurst	28,199	542,508	41,182	118,523	226,251	257,358

(1)
Based on the fair market value of our common stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2)
Based on the fair market value of our common stock as of December 31, 2001 ($18.55 per share), minus the exercise price, multiplied by the number of shares underlying the options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

        In January 1995, the board amended the provisions of existing option grant forms under our 2000 Equity Incentive Plan to provide that upon a change in control, the vesting of all outstanding options held by executive officers would be accelerated by two years. This acceleration also applies to all subsequent grants made to executive officers. Options also accelerate and vest in full upon a change in control, asset sale, merger, consolidation or reverse merger, as described in our 2000 Equity Incentive Plan, in the event the acquiring company does not assume the options or does not substitute similar options. The options will also accelerate and vest in full upon a securities acquisition, as described in our 2000 Equity Incentive Plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

        The Board of Directors has delegated to the Compensation Committee the authority to establish and administer the Company's compensation programs. The Compensation Committee is comprised of two non-employee Directors: Messrs. Lerner and Glavin. The Compensation Committee is responsible for: (i) determining the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with stockholders' interests; (ii) administering the Company's executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations concerning matters of executive compensation.

COMPENSATION PHILOSOPHY

        The primary goals of the compensation program are to align compensation with the attainment of key business objectives and to enable the Company to attract, retain and reward capable executives who can contribute to the continued success of the Company. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Four key goals form the basis for compensation decisions for all employees of the Company:

  1.
  To attract and retain the most highly qualified management and employee team;

  2.
  To emphasize sustained performance by aligning rewards with stockholder interests, especially through the use of equity participation programs;

  3.
  To pay competitively compared to similar drug delivery and biopharmaceutical companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace; and

  4.
  To motivate executives and employees to achieve the Company's annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

        To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, stock options and bonuses.

1
The material in this report is not "soliciting material," is not deemed "filed with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

BASE SALARY

        The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with drug delivery and biopharmaceutical companies in comparable stages of development. Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries approximately at the competitive industry median. Base salary levels are established on an annual review of marketplace competitiveness with similar pharmaceutical and drug delivery companies and on the basis of individual performance. Periodic increases in base salary are the result of individual contributions evaluated against established performance objectives, relative success toward achieving the Company's annual and long-term business goals, length of service with the Company and an annual salary survey of comparable companies in Inhale's industry. Base salaries for executives were increased for fiscal 2001 to a level consistent with the industry median. In 2001, the Company continued the variable compensation program implemented in 1996 for all employees, including all executive officers, which provides that a portion of total compensation is variable based on certain qualitative and quantitative criteria for both the Company and each employee.

STOCK OPTIONS

        The option plans offered by the Company have been established to provide all executive officers of the Company with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company. The Compensation Committee strongly believes that a goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership of the Company and potentially gain financially from Company stock price increases. The interests of stockholders, executives and employees should thereby be closely aligned. Executives and employees are eligible to receive stock options generally not more often than once a year, giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of the Company's stock option plans. All outstanding options expire ten years from the date of grant.

        As the base salaries for executive officers of the Company are in the mid-range for comparable companies, the Company has used stock options as a primary incentive to attract and retain its executive officers. Option amounts are based on salary grade within the Company and overall Company and individual performance. After considering the criteria relating to awarding stock options, the Compensation Committee determined that all executive officers, including the Chief Executive Officer, would receive option grants in fiscal 2001. The options granted to executive officers in fiscal 2001 include options which vest monthly over five years commencing upon the date of grant, as well as providing "evergreen" options, which typically vest over a twelve month period commencing four years after the date of grant.

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year, which is subject to the deduction limit, will exceed $1.0 million. However, the Compensation Committee has determined that stock awards granted under the Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

BONUSES

        Bonus awards are another component of the compensation program. Bonuses, if any, are linked to the achievement of specified corporate goals, which is determined at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Corporate performance goals on which 2001 bonuses were based were: our acquisitions of Shearwater Corporation and Bradford Particle Design and the integration of these wholly-owned subsidiaries and acquired technologies into the Company's business operations; the successful attainment of anticipated milestones generating payments under current partnered projects; progress in further establishing the necessary infrastructure to support commercialization at anticipated levels; signing of new collaborative partners and converting existing collaborative partners with feasibility agreements to long-term development agreements; advancing our delivery system technology by improving the performance and efficiency of the inhalation device, powder processing and powder filling; and advancing the commercial readiness of our manufacturing facilities. In January 2002, the Compensation Committee reviewed the Company's 2001 corporate performance goals and determined that these goals had been substantially achieved. Based on such achievement, the Compensation Committee awarded bonuses for 2001 for all executive officers.

CEO COMPENSATION

        The Compensation Committee determines compensation for the Chief Executive Officer by analyzing the same factors and criteria upon which other executive officers' compensation is based. In its July 2001 and January 2002 meetings, the Compensation Committee awarded Mr. Gill a bonus of approximately 50% of base salary earned over the prior six months based on their determination that the corporate performance goals established for the Company in 2001 had been substantially achieved. In May 2001, the Compensation Committee agreed to recommend to the Board that Mr. Gill receive an increase in salary and stock option grants for these same reasons. Under the Company's executive compensation program, the total compensation mix for senior executives emphasizes longer-term rewards in the form of stock options. In 2001, Mr. Gill received option grants to purchase 370,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of grant, of which 70,000 were evergreen grants.

SUMMARY

        The Compensation Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other drug delivery and biopharmaceutical companies with which the Company competes for executives and employees. The Compensation Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders.

                      COMPENSATION COMMITTEE

                      James B. Glavin
                      Irwin Lerner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of our compensation committee of the board is currently, or has been, at any time since our formation, an officer or employee. On April 1, 1999, Mr. Lerner, a member of the compensation committee, entered into a consulting agreement with us. Please see "Certain Relationships and Related Transactions" for further description of this arrangement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS2

        Our audit committee is currently comprised of three non-employee directors, Mr. Kuebler, Dr. Perelman and Mr. Whitfield (the board appointed Mr. Whitfield on June 1, 2001 and Mr. Kuebler on December 13, 2001; Mr. Glavin resigned from the audit committee on December 13, 2001). Under currently applicable rules, all members of the audit committee are independent. Our board has adopted a written charter for the audit committee, which was included as an appendix to last year's proxy statement.

        The audit committee held five meetings during 2001. The meetings were designed to facilitate and encourage private communication between the audit committee and our independent public auditors, Ernst & Young LLP.

        During these meetings, the audit committee reviewed and discussed the audited financial statements with management and Ernst & Young LLP. The audit committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the audit committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K.

        The audit committee determined that the provision of the non-audit services by Ernst & Young LLP during 2001 was compatible with maintaining the principal auditors' independence.

        The discussions with Ernst & Young LLP also included the matters required by Statement on Auditing Standards No. 61. The audit committee received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with Ernst & Young LLP.

                      AUDIT COMMITTEE

                      Christopher A. Kuebler
                      Melvin Perelman
                      Roy A. Whitfield

2
The material in this report is not "soliciting material," is not deemed "filed with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PERFORMANCE MEASUREMENT COMPARISON3

        The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1996 for (i) our common stock, (ii) the RDG Total Return Index for the Nasdaq Stock Market (U.S. companies) and (iii) the RDG Total Return Index for the Nasdaq Pharmaceutical Stocks for the period commencing on December 31, 1996, and ending on December 31, 2001(1). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year.

COMPARISON OF CUMULATIVE TOTAL RETURN FROM DECEMBER 31, 1996 AND ENDING ON DECEMBER 31, 2001(2)

Comparison of 5 Year Cumulative Total Return*
Among Inhale Therapeutic Systems, Inc., The Nasdaq Stock Market (U.S.)
Index and The Nasdaq Pharmaceutical Index

*
$100 invested on 12/31/96 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

(1)
The RDG Total Return Index for the Nasdaq Stock Market and for the Nasdaq Pharmaceutical Stocks are calculated by the Research Data Group, Inc.

(2)
Assumes that $100.00 was invested on December 31, 1996 in our common stock at the closing sales price of $7.563 per share, as adjusted for the stock split on August 22, 2000, and at the closing sales price for each index on that date and that all dividends were reinvested. We have not declared cash dividends on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

3
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our bylaws provide that we will indemnify our directors and may indemnify our officers, employees and other agents to the fullest extent permitted by Delaware law. We are also empowered under our bylaws to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

        In addition, our Amended and Restated Certificate of Incorporation, as amended, provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for (i) breach of the directors' duty of loyalty to us or our stockholders, (ii) acts or omissions, (iii) violation of Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        On April 1, 1999, Mr. Lerner entered into a consulting agreement with us. Pursuant to the agreement, Mr. Lerner may perform consulting services relating to product marketing and general business issues of at least four half days per year as well as telephone discussions as needed in consideration for his standard consulting fee. In 2001, Mr. Lerner received no consulting fees for services performed for us.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to our Secretary at 150 Industrial Road, San Carlos, California 94070 or contact our Secretary at (650) 631-3100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Douglas H. Altschuler
                      Secretary

May 15, 2002

        A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to: Secretary, Inhale Therapeutic Systems, Inc., 150 Industrial Road, San Carlos, California 94070.

INHALE THERAPEUTIC SYSTEMS
EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS FEBRUARY 10, 1994
APPROVED BY STOCKHOLDERS FEBRUARY 18, 1994
AMENDED AND RESTATED MAY 10, 2002

1.    PURPOSE.

        (a)  The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

        (b)  The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

        (c)  The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2.    DEFINITIONS.

        (a)  "Board" means the Board of Directors of the Company.

        (b)  "Code" means the Internal Revenue Code of 1986, as amended.

        (c)  "Committee" means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

        (d)  "Common Stock" means the common stock of the Company.

        (e)  "Company" means Inhale Therapeutic Systems, a Delaware corporation.

        (f)    "Contributions" means the payroll deductions, and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount through payroll deductions withheld during the Offering.

        (g)  "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

          (ii)  a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

          (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (h)  "Director" means a member of the Board.

        (i)    "Eligible Employee" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

        (j)    "Employee" means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director's fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

        (k)  "Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

        (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (m)  "Fair Market Value" means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

        (n)  "Offering" means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

        (o)  "Offering Date" means a date selected by the Board for an Offering to commence.

        (p)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (q)  "Participant" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

        (r)  "Plan" means this Inhale Therapeutic Systems Employee Stock Purchase Plan, as amended and restated May 10, 2002.

        (s)  "Purchase Date" means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

        (t)  "Purchase Period" means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

        (u)  "Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

        (v)  "Related Corporation" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (w)  "Securities Act" means the Securities Act of 1933, as amended.

        (x)  "Trading Day" means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.    ADMINISTRATION.

        (a)  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b)  The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

          (ii)  To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv)  To amend the Plan as provided in Section 15.

          (v)  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

        (c)  The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

        Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate eight hundred thousand (800,000) shares of Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

5.    GRANT OF PURCHASE RIGHTS; OFFERING.

        (a)  The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

        (b)  If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6.    ELIGIBILITY.

        (a)  Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

        (b)  The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

          (i)    the date on which such Purchase Right is granted shall be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

          (ii)  the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

        (c)  No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

        (d)  As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

        (e)  Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.    PURCHASE RIGHTS; PURCHASE PRICE.

        (a)  On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee's Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

        (b)  The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

        (c)  In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

        (d)  The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

          (i)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

          (ii)  an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.    PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a)  A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant's Earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant's Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions.

        (b)  During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant's Purchase Right in that Offering shall thereupon terminate. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

        (c)  Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

        (d)  Purchase Rights shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant's lifetime, shall be exercisable only by such Participant.

        (e)  Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

9.    EXERCISE.

        (a)  On each Purchase Date during an Offering, each Participant's accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

        (b)  If any amount of accumulated Contributions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant's account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering.

        (c)  No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the

Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants.

10.  COVENANTS OF THE COMPANY.

        The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.  USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

        Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.  RIGHTS AS A STOCKHOLDER.

        A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.  DESIGNATION OF BENEFICIARY.

        (a)  A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

        (b)  The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.  ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

        (a)  If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b)  In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants' accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants' Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.  AMENDMENT OF THE PLAN.

        (a)  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

        (b)  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights into compliance therewith.

        (c)  The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

16.  TERMINATION OR SUSPENSION OF THE PLAN.

        (a)  The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)  Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

17.  EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.  MISCELLANEOUS PROVISIONS.

        (a)  The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant's employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

        (b)  The provisions of the Plan shall be governed by the laws of the State of California without resort to that state's conflicts of laws rules.

Inhale Therapeutic Systems, Inc.

Proxy Solicited by The Board Of Directors
For the Annual Meeting of Stockholders
To Be Held on June 25, 2002

        The undersigned hereby appoints Ajit S. Gill and Douglas H. Altschuler and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Inhale Therapeutic Systems, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Inhale Therapeutic Systems, Inc. to be held at 150 Industrial Road, San Carlos, California, on Tuesday, June 25, 2002 at 10:00 a.m., local time, (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

        (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

        ^ FOLD AND DETACH HERE ^

Please mark your votes as indicated in this example	☒

FOR all nominees listed (except as marked to the contrary below):			WITHHOLD AUTHORITY to vote for all nominees listed:			FOR	AGAINST	ABSTAIN
PROPOSAL 1.	To elect two Directors to hold office until the 2005 Annual Meeting of Stockholders.	☐	☐	PROPOSAL 2.	To approve the amendment and restatement of the Employee Stock Purchase Plan to increase the number of common stock authorized for issuance under the Employee Stock Purchase Plan, as amended and restated, by 500,000 shares from 300,000 shares to a total of 800,000 shares.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES FOR DIRECTOR:				THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
Nominees: (1) Ajit S. Gill and (2) Melvin Perelman, Ph.D.
						FOR	AGAINST	ABSTAIN
To withhold authority to vote for any individual nominee, write such nominee's name below.				PROPOSAL 3.	To ratify the selection of Ernst & Young LLP as independent auditors of Inhale Therapeutic Systems, Inc. for its fiscal year ending December 31, 2002.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature(s)	Dated	, 2002

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

        ^ FOLD AND DETACH HERE ^

QuickLinks

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED
EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS 2
PERFORMANCE MEASUREMENT COMPARISON3
Comparison of 5 Year Cumulative Total Return* Among Inhale Therapeutic Systems, Inc., The Nasdaq Stock Market (U.S.) Index and The Nasdaq Pharmaceutical Index
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
INHALE THERAPEUTIC SYSTEMS EMPLOYEE STOCK PURCHASE PLAN
ADOPTED BY THE BOARD OF DIRECTORS FEBRUARY 10, 1994 APPROVED BY STOCKHOLDERS FEBRUARY 18, 1994 AMENDED AND RESTATED MAY 10, 2002